Exhibit 991

For more information, contact:
Thomas F. Rose
Chief Financial Officer

Wendy Crites Wacker, APR
Corporate Communications
Phone (386) 418-8888

Susan A. Noonan
The SAN Group, LLC
Phone (212) 966-3650

REGENERATION TECHNOLOGIES ANNOUNCES 2005 THIRD QUARTER RESULTS

Company Will Hold Conference Call at 9:00 a.m. ET

ALACHUA, Fla. (October 24, 2005) – Regeneration Technologies, Inc. (RTI) (Nasdaq: RTIX), the Florida-based processor of orthopedic, cardiovascular and other biologic implants, announced today that the company’s net revenue was $22.5 million for the third quarter of 2005 and $55.1 million for the nine months ended September 30, 2005, compared to $22.8 million for the third quarter 2004 and $69.5 million for the nine months ended September 30, 2004.

For the third quarter ended September 30, 2005, the company reported net loss of $1.6 million and net loss per diluted share of $0.06, compared to net income of $1.7 million and net income per diluted share of $0.06 for the third quarter of 2004. For the nine months ended September 30, 2005 RTI reported net loss of $3.8 million and net loss per diluted share of $0.14, compared to net income of $4.5 million and net income per diluted share of $0.17 for the nine months ended September 30, 2004.

On October 14, 2005, RTI issued a press release announcing a voluntary recall of certain tissues from the marketplace. Reflected in the numbers above, the company has recorded a charge to operating income in the third quarter of approximately $3.5 million, or $0.08 per diluted share, to recognize expenses related to the recall.

On August 29, 2005, RTI sold 2.8 million shares of common stock to accredited investors for an aggregate purchase price of approximately $23.9 million, with net proceeds to the company of $22.4 million. The proceeds from the financing were used to pay off $3 million outstanding under the company’s line of credit and the remainder will be used for general working capital purposes.

“Third quarter revenues of $22.5 million show recovery, as expected, from first quarter revenues of $15.0 million and second quarter revenues of $17.6 million. In addition, we made significant progress during the quarter on improving our liquidity position and establishing our direct distribution force,” said Brian K. Hutchison, chairman, president and CEO of RTI. “Had it not been for the October product recall, we would have returned to profitability in the third quarter as expected.”

Conference Call

RTI will hold a live conference call and simultaneous audio web cast on Monday, October 24, 2005 at 9:00 a.m. ET to discuss third quarter results. The conference call can be accessed by dialing 888-390-0675, passcode RTIX Q3. The web cast can be accessed through the investor section of RTI’s web site at www.rtix.com. A telephone replay of the call will be available through November 20, 2005 and can be accessed by calling 866-403-8767; the replay will also be available at www.rtix.com.

About Regeneration Technologies, Inc.

RTI processes allograft and xenograft tissue into shaped implants for use in orthopedic, cardiovascular and other surgeries with a commitment to science, safety and innovation.

RTI also holds the patents on BioCleanse®, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the tissue. The company has distributed more than 600,000 allograft implants sterilized with the BioCleanse process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks and was named a 2004 Technology Pioneer by the World Economic Forum.

Except for historical information, any statements made in this press release about the company’s anticipated financial results, future operational results, regulatory approvals or changes to the company’s agreements with its distributors are forward-looking statements subject to risks and uncertainties, such as those described in the company’s public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s web site at www.rtix.com or the SEC’s web site at www.sec.gov.

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REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net Revenues:
Fees from tissue distribution	$22,089	$22,289	$53,116	$67,771
Other revenues	460	479	1,957	1,725

Total net revenues	22,549	22,768	55,073	69,496
Costs of processing and distribution	17,955	13,347	40,887	41,675

Gross profit	4,594	9,421	14,186	27,821
Operating Expenses	7,207	6,527	20,351	20,116

Operating (loss) income	(2,613)	2,894	(6,165)	7,705
Net interest expense	(136)	(198)	(492)	(660)

(Loss) income before income tax (expense) benefit	(2,749)	2,696	(6,657)	7,045
Income tax benefit (expense)	1,152	(1,043)	2,813	(2,504)

Net (loss) income	$(1,597)	$1,653	$(3,844)	$4,541

Net (loss) income per common share - basic	$(0.06)	$0.06	$(0.14)	$0.17

Net (loss) income per common share - diluted	$(0.06)	$0.06	$(0.14)	$0.17

Weighted average shares outstanding - basic	27,834,975	26,625,999	27,132,660	26,575,956

Weighted average shares outstanding - diluted	27,834,975	27,053,585	27,132,660	27,070,782

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Net Revenues

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Fees from tissue distribution:
Spinal	$13,216	$14,969	$32,322	$45,816
Sports medicine	3,352	1,911	7,591	6,967
Cardiovascular	2,182	2,047	6,223	5,178
General orthopedic	3,339	3,362	6,980	9,810
Other non-tissue	460	479	1,957	1,725

Total	$22,549	$22,768	$55,073	$69,496

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$23,198	$11,484
Accounts receivable - net	10,214	9,544
Inventories	39,806	40,431
Other current assets	9,068	7,655

Total current assets	82,286	69,114
Property, plant and equipment - net	44,991	44,424
Other assets	13,577	11,192

	$140,854	$124,730

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,975	$7,797
Other current liabilities	7,142	7,125

Total current liabilities	14,117	14,922
Other liabilities	7,094	10,206

Total liabilities	21,211	25,128
Total stockholders’ equity	119,643	99,602

	$140,854	$124,730

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net (loss) income	$(1,597)	$1,653	$(3,844)	$4,541
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	1,121	1,135	3,345	3,333
Amortization of deferred financing costs	43	41	131	92
Change in working capital	1,470	(2,397)	(1,402)	(15,211)
Other	(1,381)	840	(3,339)	2,040

Net cash (used in) provided by operating activities	(344)	1,272	(5,109)	(5,205)

Cash flows from investing activities:
Purchases of property, plant and equipment	(638)	(1,126)	(3,359)	(2,188)
Purchase of intellectual property	—	—	(1,600)	—
Decrease in restricted deposits	—	—	—	14,757

Net cash (used in) provided by investing activities	(638)	(1,126)	(4,959)	12,569

Cash flows from financing activities:
Proceeds from stock offering	23,940	—	23,940	—
Stock issuance costs	(1,565)	—	(1,565)	—
Payment made to terminate swap agreement	—	—	—	(1,613)
Payments on capital lease and note obligations	(564)	(787)	(1,749)	(1,898)
Payments on note payable	—	—	—	(12,068)
Proceeds from issuance of term loan	—	—	—	9,000
Proceeds from revolving line of credit	—	—	3,000	—
Payment on revolving line of credit	(3,000)	—	(3,000)	—
Other	687	317	1,156	(377)

Net cash provided by (used in) financing activities	19,498	(470)	21,782	(6,956)

Net increase (decrease) in cash and cash equivalents	18,516	(324)	11,714	408
Cash and cash equivalents, beginning of period	4,682	10,783	11,484	10,051

Cash and cash equivalents, end of period	$23,198	$10,459	$23,198	$10,459